                 INVESTMENT PLAN FOR NON-UNION HOURLY EMPLOYEES

                                       OF

                              IMC-AGRICO MP, INC.

                             Effective July 1, 1993

                 INVESTMENT PLAN FOR NON-UNION HOURLY EMPLOYEES
                                       OF
                               IMC-AGRICO MP, INC.

                                TABLE OF CONTENTS
                      -------------------------------------

ARTICLE         SECTION

    1                     Title

    2                     Definitions

    3                     Participation

                  3.1     Eligibility Requirements
                  3.2     Applications
                  3.3     Termination of Participation
                  3.4     Safe-Harbor For Leased Employees
                  3.5     Participation and Accrual -
                            Leased Employees

    4                     Employee Contributions and
                          Salary Reduction Contributions

                  4.1     Contributions Allowed
                  4.2     Changes in Amount of Contributions
                  4.3     Automatic Suspension of Contributions
                  4.4     Voluntary Suspension of Contributions
                  4.5     Rollover Contributions
                  4.6     Contribution Percentage
                  4.7     Definitions
                  4.8     Special Rules
                  4.9     Distribution of Excess Aggregate
                            Contributions
                  4.10    Deferral Percentage
                  4.11    Definitions
                  4.12    Special Rules
                  4.13    Distribution of Excess Deferrals
                  4.14    Distribution of Excess Contributions
                  4.15    Aggregate Rule

    5                     Employer Contributions

                  5.1     Amount of Contributions
                  5.2     Statutory Limitations on Contributions
                  5.3     Limitation Year

    6                     Trust and Investment Provisions

                  6.1     Trustee
                  6.2     Investment of Contributions
                  6.3     Change in Investment Direction
                  6.4     Investment Income
                  6.5     Expenses of Funds
                  6.6     Investment Manager

ARTICLE         SECTION


    7                     Participants' Plan Account

                  7.1     Plan Account and Vesting
                  7.2     Dollars
                  7.3     Valuation of Funds
                  7.4     Valuation of Fund Sub-Accounts as of
                            a Valuation Date
                  7.5     Valuation of Fund Sub-Accounts on
                            Other Than a Valuation Date
                  7.6     Value of Plan Accounts
                  7.7     Committee to Furnish Annual Statements
                            of Value of Plan Accounts
                  7.8     Transfers from Hourly Savings and
                            Profit Sharing Plans

    8                     Withdrawals, Distribution, and Loans

                  8.1     Withdrawal of Employee Contributions
                  8.2     Hardship Withdrawal from Employer and
                            Employee Accounts
                  8.3     Withdrawal from Salary Reduction
                            Account
                  8.4     Distribution Upon Election to
                            Discontinue Contributions for
                            an Indefinite Period
                  8.5     Loans
                  8.6     Distribution Upon Termination of
                            Employment
                  8.7     Time and Manner of Distributions
                  8.8     Designation of Beneficiary
                  8.9     Distribution to Minor and Disabled
                            Distributees
                  8.10    Distributions
                  8.11    Conditions for Distribution to
                            Beneficiary, Upon Death of
                            a Participant
                  8.12    Direct Rollovers

    9                     Special Rules Relating to Reemployment
                            of Terminated Employees and Employ-
                            ment by Related Entities

                  9.1     Reemployment of a Terminated Participant

  10                      Administration

                 10.1     The Committee
                 10.2     Plan Administrator
                 10.3     Claims Procedure

ARTICLE         SECTION

                 10.4     Notices to Participants and
                            Distributees
                 10.5     Notices to Committee or Employers
                 10.6     Records
                 10.7     Reports of Trust Fund

  11                      Participation by Other Employers

                 11.1     Adoption of Plan
                 11.2     Withdrawal from Plan
                 11.3     Company as Agent for Employers

  12                      Continuance by a Successor


  13                      Domestic Relations Orders and Loans
                13.1      "QDRO"
                13.2      Indebtedness

  14                      Miscellaneous

                14.1      Expenses
                14.2      Non-Assignability
                14.3      Employment Non-Contractual
                14.4      Limitation of Rights
                14.5      Merger or Consolidation with Another
                            Plan
                14.6      Reversion of Employer Contributions

  15                      Amendment, Withdrawal and Termination

                 15.1     Amendment
                 15.2     Withdrawal
                 15.3     Termination
                 15.4     Distribution Upon Sale of Assets
                 15.5     Distributions Upon Sale of Subsidiary

  16                      Top-Heavy Plan Years

                 16.1     Definitions
                 16.2     Application of Other Sections
                 16.3     Determination of Top Heaviness
                 16.4     Contributions for Top Heavy Years
                 16.5     Limitations on Compensation

  17                      Transfer of Account Balances

                17.1      Transfer of Accounts and Vesting
                17.2      Investment of Accounts
                17.3      Participant Accounts
                17.4      Distribution from Participant's Accounts
                            Upon Termination of Employment

                 INVESTMENT PLAN FOR NON-UNION HOURLY EMPLOYEES
                                       OF
                               IMC-AGRICO MP, INC.
                             Effective July 1, 1993

                       -----------------------------------

          The Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc. (the "Plan") is adopted effective July 1, 1993.

          In all cases where this Plan refers to a person, the reference pertains to both genders.

          Account balances of participants in the Savings Plan for Non-Union Hourly Employees of IMC Fertilizer, Inc. on June 30, 1992 or the
Freeport-McMoRan Inc. Employee Capital Accumulation Program which are transferred to this Plan pursuant to the provisions of that certain Contribution Agreement dated as of April 5, 1993 between Freeport-McMoRan Resource Partners, Limited Partnership and IMC Fertilizer, Inc. are fully vested and nonforfeitable.


                                    ARTICLE 1
                                      TITLE

          The title of this Plan is the "Investment Plan for Non-Union Hourly Employees of IMC-Agrico MP, Inc."


                                    ARTICLE 2
                                   DEFINITIONS

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (1) ACTIVE PARTICIPANT. A participant who is presently making contributions to the plan pursuant to Section 4.1.

          (2) AFFILIATE. Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Employer or an unincorporated trade or business which is under common control with an Employer (as determined under Section 414(c) of the Code).

          (3)  BENEFICIARY.  The person or persons who shall be entitled under
     Section 8.8 to receive benefits in the event of the death of a Participant.

          (4) BREAK IN SERVICE. The period of time beginning on the first day of the month following termination of an individual's employment and ending on the last day of the month immediately preceding the month in which an individual is reemployed if such period is at least 12 months long, provided that an individual shall be deemed to be employed during any period in which he is in Military Service, provided that he returns to the employ of an Employer within the period prescribed by law relating to the reemployment rights of persons in Military Service, during any period for which he is entitled to receive compensation even though he performs no services during such period (such as vacation, leave of absence, sick leave or disability leave), and during any period for which he is laid off or is on an uncompensated leave of absence duly granted by his Employer or is on a maternity or paternity leave of absence which has been approved by the Administrator for purposes of eligibility service under this Plan, determined under uniform rules adopted by the Committee in accordance with Regulations.

          (5) CODE. The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

          (6) COMMITTEE. The Committee appointed by the Board of Directors of the Company pursuant to Section 10.1.

          (7) COMPANY. IMC-Agrico MP, Inc., a Delaware corporation, and any organization which shall succeed to the business of such corporation and adopt the plan pursuant to Article 12.


          (8) COMPENSATION. Regular straight time hourly earnings for all straight time hours actually worked, and vacation pay. Except as otherwise specifically provided herein, Compensation considered under the plan shall not be in excess of $150,000 annually, as adjusted by the Secretary in accordance with Section 401(a)(17) of the Code, taking into account for purposes of such limitation any proration required in situations where "family members" (as defined in Sections 401(a)(17) and 414(g)(6) of the Code and their Compensation must be aggregated or where Compensation is computed with respect to a period less than a full year (other than on account of mid-year commencement or cessation of active participation in the Plan). For purposes of Article 4 the term "Compensation" shall have the meaning prescribed in Section 414(s) of the Code and for purposes of
     Article 5, the term "Compensation" shall have the meaning prescribed by
     Section 415 of the Code.

          (9) ADMINISTRATOR. The Plan Administrator appointed by the Company pursuant to Section 10.2. and as defined in ERISA.

          (10) DISTRIBUTEE. A person entitled to receive a distribution from the trust under Article 8. A Distributee includes an Employee or former Employee. In addition, the

     Employee's or former Employee's surviving spouse or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Article 13 and Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (11) EMPLOYEE. An individual who is employed by an Employer and shall include leased employees within the meaning of 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code. Any person employed by a foreign corporation shall be deemed to be an Employee of an Employer during his period of employment by such foreign corporation if (i) not less than 20% of the voting stock of such foreign corporation is owned by an employer; (ii) the employer has entered into an agreement under Section 3121(1) of the Code which applies to such foreign corporation; (iii) the employee is a citizen or permanent resident of the United States; and (iv) contributions under a funded plan of deferred compensation are not provided by any other person with respect to the remuneration paid to such person by such foreign corporation.

          (12) EMPLOYER. The Company and any other corporation which shall, with the consent of the Company, elect to participate in the Plan in the manner described in Section 11.1 and any successor corporation which shall adopt the Plan pursuant to Article 12. If any such corporation shall withdraw from participation in the Plan pursuant to Section 11.2, or shall terminate its participation in the Plan pursuant to Section 15.3, such corporation shall thereupon cease to be an Employer.

          (13) EMPLOYER CONTRIBUTIONS. The contributions made by an Employer pursuant to Section 5.1.

          (14) INVESTMENT MANAGER. The investment manager who may be appointed pursuant to Section 6.6.

          (15) MATERNITY OR PATERNITY LEAVE. A leave of absence taken by an Employee for any period by reason of such Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child or any absence for the purpose of caring for such child for a period immediately following such birth or placement. Leaves of absence taken in accordance with this subsection shall not include any leave of absence which is deemed to be a short term disability under the Short Term Disability Plan for Salaried Employees of IMC-Agrico MP, Inc.

          (16) MILITARY SERVICE. (a) Service in active duty in the armed forces of the United States or any State thereof; (b) service in the armed forces of the United States or of any State thereof under any compulsory service law; or (c) service in the armed forces of the United States or any of its allies in time of war in which the United States is engaged.

          (17) PARTICIPANT. An Employee who has satisfied the requirements set forth in Section 3.1, has elected to participate in the Plan pursuant to
     Section 3.2, and whose participation has not terminated pursuant to Section 3.3.

          (18)  PLAN.  The Plan herein set forth, as from time to time amended.

          (19) PLAN ACCOUNT. The sum of a participant's Employer Account, Employee Account, Salary Reduction Account and Rollover Account.

          (20) PLAN YEAR. The accounting period of the Company for federal income tax purposes.

          (21) PRIOR PLANS. Investment Plan for Non-Union Hourly Employees of IMC Fertilizer, Inc., and Freeport-McMoRan Inc. Employee Capital Accumulation Program, each as in effect immediately prior to the Effective Date.

          (22) SALARY REDUCTION CONTRIBUTIONS. Contributions to the trust pursuant to Section 4.1 by an Employer on behalf of an Active Participant in lieu of current compensation.

          (23) SERVICE. Any period of time beginning on the first day of the month in which an individual's employment commences and ending on the last day of the month in which his employment terminates; provided, however, that Service for each Transferred Employee for purposes of eligibility to participate and vesting in his benefits under the Plan, respectively, shall include his service as calculated for such purposes under the terms of the Prior Plan in which he participated immediately prior to the date on which he became a Transferred Employee.

          (24) TRANSFERRED EMPLOYEE. Each person who becomes an Employee between July 1, 1993 and June 30, 1994 and who was an employee of IMC Fertilizer, Inc. or Freeport-McMoRan Inc. immediately prior to the date on which he first becomes an Employee.

          (25) TRUST. The trust created by agreement between the employers and the trustee, as from time to time amended.

          (26) TRUSTEE. The trustee provided for in Section 6.1, or any successor trustee or, if there shall be more than one trustee acting at any time, all of such trustees collectively.

          (27) TRUST FUND. All money and property of every kind held by the trustee under the trust agreement.

          (28)  VALUATION DATE.  The last day of each calendar month.

          (29) HIGHLY COMPENSATED EMPLOYEE. A participant or former participant who is a highly compensated employee as defined in Code Section 414(q), the requirements of which are herein incorporated into this Plan by specific reference.

          (30) FAMILY MEMBEr. An individual described in Section 414(q)(6)(B) of the Code.

          (31) NON-HIGHLY COMPENSATED EMPLOYEE. An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

          (32) ELIGIBLE ROLLOVER DISTRIBUTION. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

          (33) ELIGIBLE RETIREMENT PLAN. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (34) DIRECT ROLLOVER. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                    ARTICLE 3
                                  PARTICIPATION

          SECTION 3.1.  ELIGIBILITY REQUIREMENTS.

          (a) TRANSFERRED EMPLOYEES. Each Transferred Employee shall have his full account balance under the applicable Prior Plan transferred in cash to this Plan as soon as practicable after such person becomes a Transferred Employee and his interest in the amount so transferred (as adjusted from time to time in accordance with the terms of the Plan) shall be fully vested and nonforfeitable and shall be invested in the Funds described in Article 6 of this Plan.


          (b)  ACTIVE PARTICIPANTS.  A person who --

               (1)  is an Employee of an Employer;
               (2) is paid on a hourly basis and is not covered by the terms of a collective bargaining agreement;
               (3) is either regularly employed in the United States or is a citizen of the United States;
               (4)  has an effective application under Section
                    3.2 on file with the Committee; and
               (5)  is credited with one year of Service (as
                    defined in subsection (d) below);

shall be eligible to be a Participant in the Plan and shall commence active participation on the date specified in subsection (c). A Participant who discontinued contributions to a Prior Plan and is ineligible to participate in the Prior Plan pursuant to the terms of such applicable plan may not become an active Participant under this Plan until such period of ineligibility expires.

          (c) COMMENCEMENT DATE FOR ACTIVE PARTICIPATION. A person who has satisfied the conditions of subsection (b) above shall become an Active Participant on the next January 1 or July 1 (whichever occurs first) following the date such conditions are first satisfied. Notwithstanding the preceding sentence, if such January 1 or July 1 occurs more than six months after a person is credited with his first year of Service, Active Participation shall commence on the first date the requirements of subsection (b) are satisfied.

          (d) ELIGIBILITY SERVICE. An Employee of an Employer shall satisfy the service requirement if he completes a year of service in the 12 month period beginning on the date of his employment, or if he completes a year of service in any Plan Year subsequent to the date of his employment. If an Employee terminates employment with an Employer and all affiliates, but returns to such employment prior to incurring a Break in Service, the period prior to and following such termination shall be credited as service. If an Employee terminates employment with an Employer and all Affiliates prior to completing a year of service, but returns to such employment at a later date, all periods of his employment shall be credited as service. An Employee who has once satisfied the eligibility requirement, terminates employment and later returns to employment shall be eligible to participate in the Plan as of the date of his reemployment. Service for each Transferred Employee shall include his service as calculated for such eligibility purposes under the terms of the Prior Plan in which he participated immediately prior to the date on which be became a Transferred Employee.

          SECTION 3.2. APPLICATIONS. An eligible Employee under Section 3.1(b) may become an Active Participant by filing a written application with his
Employer in the form prescribed by the Committee.  Such   application must be
filed at least 20 days prior to the date upon which participation is to commence or, if participation is to commence on an effective date, such application must be filed prior to a date to be prescribed by the Committee and communicated to all eligible Employees. Such application shall authorize the Employee's Employer to reduce his current Compensation in the amount elected by the Employee pursuant to Article 4 and to contribute the amount of such reduction to the Trust Fund and/or authorize the Employee's Employer to deduct monthly contributions from the Employee's Compensation in the amount specified by the Employee pursuant to Article 4. This application shall evidence the Employee's acceptance of and agreement to all of the provisions of the Plan.

          SECTION 3.3. TERMINATION OF PARTICIPATION. A Participant shall continue as such until his termination of employment for whatever reason; PROVIDED, HOWEVER, if a Participant shall be transferred from one Employer to another or from an Employer to a corporation which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C)) as his prior Employer or from an Employer to a corporation or other employing entity which is under common control (within the meaning of Section 414(c) of the Code) with his prior Employer, such transfer shall not terminate the Participant's participation in the Plan and such Participant shall continue to participate in the Plan until an event shall occur which would have terminated his participation had he continued in the service of an Employer until the occurrence of such event, but during any period during which he is not employed by an Employer he shall not be an Active Participant and shall not be entitled to make contributions to the Plan pursuant to Section 4.1.

          SECTION 3.4. SAFE-HARBOR FOR LEASED EMPLOYEES. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of
Section 414(n)(3) of the Code, the Employees of the Employer shall include individuals defined as Employees in Paragraph 11 of Article 2 of the Plan.

          SECTION 3.5. PARTICIPATION AND ACCRUAL - LEASED EMPLOYEES. A leased employee within the meaning of Section 414(n)(2) of the Code shall not become a Participant, or otherwise accrue benefits under the Plan, except as otherwise specifically provided in the provisions of the Plan other than this Article 3.

                                    ARTICLE 4
            EMPLOYEE CONTRIBUTIONS AND SALARY REDUCTION CONTRIBUTIONS

          SECTION 4.1. CONTRIBUTIONS ALLOWED. A Participant shall elect to participate in the Plan by a) Employee contributions effected by means of payroll deduction and/or by b) all Employer Contributions to the Trust Fund in an amount the Employee has agreed in writing to forego in current Compensation. The latter contributions shall be known as Salary Reduction Contributions.

          (a)  EMPLOYEE CONTRIBUTIONS

          (1) Each Active Participant shall make a regular contribution under the Plan. Such contribution shall only be effected by means of payroll deductions each pay period of a whole dollar amount. Such dollar amount shall be in percentage points ranging from 1% to 6% of the Active Participant's Compensation.

          (2) Each Active Participant who shall elect or authorize contributions in an amount equal to 6% of his Compensation pursuant to paragraph (a) and/or paragraph (b) of this Section shall be entitled, but shall not be required, to make an additional contribution by means of payroll deductions only each pay period of a whole dollar amount. Such dollar amount shall be in percentage points ranging from 1% to 9% of the Active Participant's Compensation.

          (3) If the aggregate dollar amount of the contribution made by an Active Participant pursuant to paragraphs (1) and (2) of this Section is not evenly divisible by five, it shall be increased to the nearest higher amount which is so divisible. Contributions shall commence with the first payroll period ending after participation commences. Contributions shall be transferred by the Participant's Employer to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the employer's general assets, but in no event more than ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash.

          (b) SALARY REDUCTION CONTRIBUTIONS. An Employer shall contribute to the Trust Fund on behalf of each Active Participant which he employs, an amount equal to the amount the Active Participant has agreed in writing to forego in current Compensation. A Participant may elect an amount equal to percentage points of Compensation. The maximum percentage by which any Participant may elect to forego in Compensation shall be designated by the Committee no later than 30 days prior to each January or July 1 but such percentage shall, in no event, exceed 15%. Notwithstanding the foregoing, no contributions may be made under this paragraph, unless such contribution complies with the provisions of Section 5.1(c) of this Plan and no contribution under this subsection which is in excess of 6% of Compensation will be eligible for further Employer contribution under Section 5.1(a).

          If the aggregate dollar amount of the current Compensation reduction made by an Active Participant pursuant to this paragraph is not evenly divisible by five, it shall be increased to the nearest higher amount which is so divisible.

          An agreement to reduce current Compensation under this paragraph shall be subject to rules and regulations governing such agreements as promulgated by the Internal Revenue Service.

          Notwithstanding anything in this Section to the contrary, no salary reduction contribution percentage elected by a Participant may result in a dollar amount which (together with amounts deferred under other cash or deferred arrangements maintained by an Employer or Affiliate) will exceed $7313 in any calendar year (or such larger amount for any calendar year as may be permitted under Section 401(g) of the Code). In the event a Participant's contribution under this Subsection exceeds the limits of Section 402(g) of the Code for any calendar year or such contribution when combined with any other cash or deferred arrangement contributions, such excess, if it occurs under this Subsection 4.l(b) shall be distributed to the Participant in accordance with Subsection
4.13. If such excess occurs as a result of contributions made under this Subsection 4.l(b) when combined with any other cash or deferred arrangement contributions made by the Participant under cash or deferred arrangement not maintained by an Employer or an Affiliate, then any refund will be made upon timely and proper notification by the Participant to the Plan Administrator of the amount to be refunded to the Participant in accordance with Subsection 4.13.

          (c) LIMITATIONS ON EMPLOYEE AND SALARY REDUCTION CONTRIBUTIONS. A Participant's overall contribution, either by payroll deduction exclusively or by payroll deduction in combination with salary reduction may not exceed 15% of the Participant's Compensation and are nonforfeitable when made.

          SECTION 4.2.  CHANGES IN AMOUNT OF CONTRIBUTIONS.

          CHANGES BY THE ACTIVE PARTICIPANT. The amount of the Compensation reduction and/or the dollar amount of payroll deduction elected by an Active Participant as a percentage of Compensation shall continue in effect until the Active Participant changes his reduction agreement or his deduction. An Active Participant may change the amount of his agreement or payroll deduction within the limitations prescribed in Section 4.1 as of January 1 or July 1 of any year by giving written directions to his Employer in the form prescribed by the Committee, provided such direction is given at least 30 days prior to the effective date of the change. If at any time an Active Participant's payroll deduction shall exceed the maximum limitation prescribed in Section 4.1(a), it shall be automatically reduced to the highest whole dollar amount which is evenly divisible by five and which is not more than such maximum limitation.

          SECTION 4.3. AUTOMATIC SUSPENSION OF CONTRIBUTIONS. An Active Participant's payroll deduction or by salary reduction contributions shall be suspended automatically for the period and under the circumstances specified in
Section 8.1 and for any period during which the Active Participant is absent without Compensation or is no longer an Active Participant.

          SECTION 4.4. VOLUNTARY SUSPENSION OF CONTRIBUTIONS. Any Active Participant may, by giving 30 days' written notice to his Employer, in the form prescribed by the Committee, suspend his contributions (by payroll deduction or salary reduction) effective as of the first day of the month which is at least 30 days after the date such notice has been given. Such a voluntarily suspended Participant may, by giving 30 days' written notice to his Employer on a prescribed form, regain active status in the Plan on the earlier of the next January 1 or July 1 following the suspension of contributions for 12 months.

          SECTION 4.5.  ROLLOVER CONTRIBUTIONS.   (a)  With the consent of the
Administrator, amounts may be transferred from other qualified plans, provided that the Trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employers, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employers. The amounts transferred shall be set up in a separate account herein referred to as "Rollover Account". Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section 4.5. The amount shall be credited in participating units in accordance with the Participant's investment direction to the appropriate sub-accounts of such Rollover Account. If a rollover contribution is made by an eligible Employee prior to his becoming a Participant, such Employee shall until such time as he becomes a Participant be deemed to be a Participant for all purposes of the Plan except for purposes of making contributions to the Plan pursuant to Section 4.1.

          (c) Distributions from a Participant's Rollover Account may be made only in accordance with Sections 8.6, 8.7 and 8.10 of the Plan and such distributions shall be valued in accordance with Sections 7.3 through 7.6 as applicable.

          (d) For purposes of this Section 4.5 the term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump sum distributions received by an Employee which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified corporate (and, after December 31, 1983, noncorporate) plan as a lump-sum distribution, (B) were eligible for tax free rollover to a qualified corporate or noncorporate plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employers that the amounts to be transferred meet the requirements of this Section.

          (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a).

          (f) Notwithstanding anything herein to the contrary, this Plan shall not accept any direct transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

          SECTION 4.6.  CONTRIBUTION PERCENTAGE.

          (a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

          (b) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, and the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or in any event, such lesser amount as described in Section 4.15.

          SECTION 4.7. DEFINITIONS. For purposes of Section 4.6 and succeeding subsections of this Section 4, the following definitions shall apply unless otherwise specifically provided.

          (a) "CONTRIBUTION PERCENTAGE" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

          (b) "CONTRIBUTION PERCENTAGE" for any Eligible Participant shall mean the ratio (expressed as a percentage), of the sum of the Employee Contributions and Employer Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation while a Participant in the Plan for the Plan Year.

          (c) "ELIGIBLE PARTICIPANT" for any Plan Year shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to make Employee Contributions or to have Employer Contributions allocated to his account for the Plan Year without regard to whether such Employer elects to make Employee Contributions or to have Employer Contributions allocated to his account for the year without regard to whether such Employee elects to make contributions or whether contributions are allocated to his account for the year.

          SECTION 4.8.  SPECIAL RULES.

          (a) For purposes of Section 4.6, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans described in Section 401(m) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such contributions were made under a single plan. If the plans have different plan years, the provisions of this paragraph (a) shall be applied by treating all plans whose plan years end with or within the same calendar year as a single plan.

          (b) In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 4 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan; provided, however, that such plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

          (c) For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Employer Contributions and Compensation of such Participant shall include the Employee Contributions, Employer Contributions and Compensation of Family Members to the extent required by Section 401(m) of the Code and the regulations issued thereunder.

          (d) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          SECTION 4.9.  DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

          (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income allocable thereto shall be distributed under the leveling method of Treas. Reg. Section 1.401(m)-1(e)(2) no later than the last day of each Plan Year, to Participants to whose accounts Employee Contributions or Employer Contributions were allocated for the preceding Plan Year.

          (b) EXCESS AGGREGATE CONTRIBUTIONS. For purposes of this Plan, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

          (c) DETERMINATION OF INCOME. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Participant's Employee Contributions and Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Employer Contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

          (d) MAXIMUM DISTRIBUTION AMOUNT. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate

Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Employee Contributions and Employer Contributions for the Plan Year.

          (e) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions shall be distributed from the Participant's Employee Account, and Employer Account, in proportion to the Participant's Employee Contributions and Employer Contributions for the Plan Year.

          SECTION 4.10.  DEFERRAL PERCENTAGE.

          (a) The Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

          (b) the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points or, in any event, such lesser amount as described in Section 4.15.

          SECTION 4.11. DEFINITIONS. For purposes of Section 4.10 and succeeding subsections in Section 4, the following definitions shall apply, unless otherwise specifically provided.

          (a) "AVERAGE DEFERRAL PERCENTAGE" shall mean the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

          (b) "DEFERRAL PERCENTAGE" for any Eligible Participant shall mean the ratio (expressed as a percentage), of Salary Reduction Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

          (c) "ELIGIBLE PARTICIPANT" for any Plan Year shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Salary Reduction Contributions allocated to his account for the

Plan Year without regard to whether such Employee elects to have such contributions allocated to his account for the year.

          SECTION 4.12.  SPECIAL RULES.

          (a)  For purposes of Section 4.10 and succeeding subsections in
Section 4, the Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such contributions were made under a single plan. If the plans have different plan years, the provisions of this paragraph (a) shall be applied by treating all plans whose plan years end with or within the same calendar year as a single plan.

          (b) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members to the extent required by Section 401(k) of the Code and the regulations thereunder.

          (c) The determination and treatment of the Salary Reduction Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          SECTION 4.13.  DISTRIBUTION OF EXCESS DEFERRALS.

          (a) Notwithstanding any other provision of the Plan, in the event a Participant has Excess Deferral Amounts under the Plan for any calendar year, such Excess Deferral Amounts and income allocable thereto in accordance with Treas. Reg. Section 1.402(g)-1(d)(5) shall be distributed to the Participant no later than the April next following the year in which such Excess Deferral Amounts arose in accordance with the following provisions of this Subsection
4.13 who claim such Allocable Excess Deferral Amounts for the preceding calendar year.

          (b) For purposes of this Section "Excess Deferral Amount" for any calendar year shall mean (i) the amount of Salary Reduction Contributions for that calendar year which exceed the limits of Section 402(g) of the Code when combined with any contributions made pursuant to any other cash or deferred arrangements maintained by an Employer or an Affiliate, and (ii) the amount of Excess Deferrals that the Participant allocates to this Plan pursuant to the claim procedure set forth in (c) below.

          (c) The Participant's claim with respect to Excess Deferral Amounts for any calendar year shall be in writing, shall be submitted to the Plan Administrator no later than March 1 of the year following the year in which such excess arose; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code which are not maintained by an Employer or an Affiliate, exceeds the limit imposed on the Participant by
Section 402(g) of the Code for the year in which the deferral occurred.

          (d) MAXIMUM DISTRIBUTION AMOUNT. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          SECTION 4.14.  DISTRIBUTION OF EXCESS CONTRIBUTIONS.

          (a) IN GENERAL. Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed under the leveling method of Treas. Reg. Section 1.401(k)-1(f)(12) no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

          (b) EXCESS CONTRIBUTIONS. For purposes of this amendment, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

          (c) DETERMINATION OF INCOME. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the

Participant for the Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Salary Reduction Contributions on the last day of the preceding Plan Year.

          (d) MAXIMUM DISTRIBUTION AMOUNT. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals previously distributed to the Participant; and, if there is a loss allocable to the Excess Contributions, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          (e) ACCOUNTING FOR EXCESS CONTRIBUTIONS. Amounts distributed under this Section 4 shall, solely for accounting purposes under the Plan, first be treated as distributions from the Participant's Salary Reduction Account.

          SECTION 4.15. AGGREGATE RULE. The tests referenced in Section 4.6 and 4.10 shall each be applied independently.

          If the tests specified in Section 4.6(b) and 4.10(a) are used, then the sum of the Average Contribution Percentages and Average Deferral Percentages of Highly Compensated Employees may not exceed the greater of:

          (a)  the sum of:

               (1) the sum of 1.25 times the greater of the Average Contribution Percentage or the Average Deferral Percentage of Non-Highly Compensated Employees, and

               (2) two percentage points plus the lesser of the Average Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees, but in no event more than two times the lesser of the Average Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees; or

          (b)  the sum of:

               (1) the sum of 1.25 times the lesser of the Average Contribution Percentage or the Average Deferral Percentage of Non-Highly Compensated Employees, and

               (2) two percentage points plus the greater of the Average Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees, but in no event more than two times the greater of the Average Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees.

          If the limitation described immediately above is exceeded, then the tests described in Section 4.6 and 4.10 must be applied by using only the test of Section 4.6(a) or Section 4.10(b). If such test cannot be met then the reduction methods described in Section 4 shall be applied.

                                    ARTICLE 5
                             EMPLOYER CONTRIBUTIONS


          SECTION 5.1. AMOUNT OF CONTRIBUTIONS. (a) Subject to the limitations set forth in subsection (c) and Section 5.2, each Employer shall contribute on the last day of each calendar month or as shortly thereafter as possible, for and on account of each Active Participant employed by such Employer on the last day of each calendar month, an amount which shall be determined by the Board of Directors of the Company and which shall, in no event, be less than 20% of the amount contributed during the month by such Active Participant pursuant to Sections 4.1(a) and/or 4.1(b) up to 6% of the Active Participant's compensation. Notwithstanding the foregoing, contributions by an Employer shall be delivered no later than the due date, including extensions, for the Employer's federal income tax return for such fiscal year. Employer contributions made pursuant to this paragraph (a) shall be allocated to the Employer account of each Active Participant.

          (b)  Subject to the limitations set forth in subsection (c) and
Section 5.2, each Employer may make an additional contribution at the end of each fiscal year of the Employer in an amount equal to a percentage, determined by the Board of Directors of the Company, of each Active Participant's contributions made to the Plan during the Employer's fiscal year pursuant to Sections 4.1(a) and/or 4.1(b) up to 6% of each Active Participant's Compensation. Contributions made pursuant to this paragraph (b) shall be allocated to the Employer account of each Active Participant who was employed by an Employer on the last day of the Employer's fiscal year. Employer contributions made pursuant to this Section shall be delivered to the Trustee no later than the due date, including extensions thereof, for the
Employer's federal income tax return for such fiscal year.       (c) (1)  No
contribution shall be made pursuant to subsection (a) with respect to any month unless the total of all contributions by Employers to be made pursuant to said subsection (a) with respect to that month plus the total of the contributions by Employers pursuant to such subsection (a) for the preceding months shall not exceed the current or accumulated profits (retained earnings) of the Company.

          (2) No contribution shall be made pursuant to subsection (b) on account of a fiscal year which would cause a total amount of all contributions by Employers for that fiscal year to exceed the current or accumulated profits (retained earnings) of the Company.

          (3) No contribution shall be made by an Employer pursuant to subsection (a) or subsection (b) of this Section or Section 4.1(b) which exceeds the current profits or accumulated profits (retained earnings) of such Employer at the time such contribution is made; PROVIDED, HOWEVER, that if any Employer other than the Company shall be prevented from making a contribution on behalf of its Employees under the Plan because its current and accumulated profits (retained earnings) are insufficient to make the required contribution, the Company shall make from its current profits or accumulated profits (retained earnings) the contribution which such Employer is so prevented from making provided both such corporations are at the time such contribution is made members of an affiliated group of corporations which shall file a consolidated federal income tax return for the taxable period for which such contribution is made. For purposes of this paragraph (3), current profits and accumulated profits (retained earnings) of an Employer shall be determined in accordance with generally accepted accounting principles.

          (4) For the purposes of this Section, current or accumulated profits (retained earnings) shall be determined in accordance with generally accepted accounting principles.

          (5) An Employer may decline to make a contribution on behalf of a Participant if it or the Company determines that such contribution may result in an excess contribution under Section 5.2 or may be discriminatory within the meaning of Section 401(a)(4) of the Code.

          (6)  All Employer contributions are nonforfeitable when made.

          SECTION 5.2.  STATUTORY LIMITATIONS ON CONTRIBUTIONS.

          (a) DEFINITION OF ANNUAL ADDITIONS. For purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's account during the Limitation Year which constitutes:

                 (i)  Employer Contributions.

                (ii)  Employee Contributions.

               (iii)  Forfeitures, and

                (iv)  Amounts described in Sections 415(1)(1) and
                      419(A)(d)(2) of the Code.

          (b) MAXIMUM ANNUAL ADDITION. The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                 (i)  the Defined Contribution Dollar Limitation, or

                (ii) 25 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year, determined without regard to the limitation under Section 401(a)(17) of the Code;

and if the Participant also participates in a defined benefit plan maintained by his Employer the sum of (c) and (d) below shall not exceed 1.0.

          (c) The aggregate Annual Additions as of the close of such Plan Year to the Participant's Plan Account and in all other defined contribution plans maintained by his Employer divided by the lesser of

               (I)  125% of the aggregate maximum dollar amount which under
               Section 415(c)(1)(A) of the Code (as adjusted for increases in the cost of living in accordance with Treasury Regulations) could have been contributed on behalf of the Participant to a defined contribution plan for all of the Participant's years of Service, and

               (II)  140% of the amount that may be taken into account under
               Section 415(c)(1)(B) of the Code for all of Participant's years of Service.

          (d) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by his Employer (determined as of the close of such Plan Year) divided by the lesser of

               (I) 125% of the maximum dollar limitation contained in Section 415(b)(1)(A) of the Code (as adjusted for increases in the cost of living in accordance with Treasury Regulations), and

               (II) 140% of the average of the Participant's Compensation for the three consecutive calendar years of his participation in such defined benefit plans during which his Compensation was the highest.

          (e)  SPECIAL RULES.  The Compensation limitation referred to in this
Section 5.2 shall not apply to:

          (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from Service which is otherwise treated as an Annual Addition, or
         (ii) Any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code.

          (f) DEFINITIONS. For purposes of this Section 5.2, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

          The term "his Employer" shall include all corporations and unincorporated businesses which are members of the same controlled group of corporations under Section 414(b) of the Code or under common control under
Section 414(c) of the Code, as the case may be, with the Participant's Employer and for this purpose more than 50% control as referenced in Section 415(h) of the Code shall apply. The terms "defined contribution plan" and "defined benefit plan" shall have the meanings set forth in Section 415 of the Code. Salary Reduction Contributions shall be treated as Employer Contributions.

          (g) If the limitations set forth in the first clause of Section 5.2(b) above would be exceeded by an Employer's contributions on behalf of a Participant, first Employee contributions which are included in the Annual Additions described in 5.2(a) above will be refunded to the extent of such excess. If, after application of the foregoing rule, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or under other facts and circumstances, the Annual Additions to a Participant's Account in fact exceed either of the limitations described in 5.2(b) for a Plan Year, the excess amount shall be deposited in a suspense account for such Plan Year. Such suspense account shall remain invested in the Money Market Fund and shall be allocated during succeeding Plan Years among the Participant's Account until the amount in such suspense account is exhausted. If, during a Plan Year more than one suspense account created pursuant to this Section shall exist, allocation of the amounts contained in such accounts shall be allocated in the order of the Plan Years to which such accounts relate. Such excess amount or amounts shall be used to reduce Employer Contributions under Article 5 for the next Limitation Year (and succeeding Limitation Years, if necessary) for all of the remaining Participants in the Plan.

          If the limitation in the second clause of Section 5.2(b) is exceeded, the benefit under the defined benefit plans shall be reduced until the requirements of the second clause are satisfied.

          SECTION 5.3. LIMITATION YEAR. For purposes of Section 5.2, "Limitation Year" shall mean the Plan Year.


                                    ARTICLE 6
                         TRUST AND INVESTMENT PROVISIONS

          SECTION 6.1. TRUSTEE. A Trust shall be created by the execution of a trust agreement between the Employers and the Trustee. All Employer and Employee contributions under the Plan shall be paid to the Trustee, and the Trustee shall have responsibility for the custody and investment thereof in accordance with the provisions of the Trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times, to such person or persons and in such amounts as the manager shall direct in writing.

          The Company shall have the sole right to determine the form and terms of the Trust agreement, to amend such agreement at any time and from time to time, and to remove any Trustee or Trustees and select their successors.

          Trust assets shall be valued at least annually at the close of each Plan Year.

          SECTION 6.2. INVESTMENT OF CONTRIBUTIONS. Each Participant shall, by written direction to the Administrator, direct that his contributions together with all Employer Contributions made on his behalf be invested by the Trustee either entirely in one of the following funds or in increments of no less than 25% to any combination of four of the following funds:

          (a) An Equity Fund which shall be invested in the Fidelity Equity Income Fund, Inc.

          (b)  A Bond Fund which shall be invested in the Bond Fund of America.

          (c) A Fixed Income Fund under which the funds shall be entrusted to one or more insurance companies or banks, and/or to a portfolio of guaranteed insurance contracts or other capital preservation investments of different maturities and interest rates in which a group of retirement or savings plans may participate, to be chosen at the sole discretion of the Committee, which companies and/or banks, as applicable, pursuant to a contract or contracts or other arrangement to be approved by the Committee, will invest the funds according to its sole discretion at fixed or floating rate of interest on the invested funds.

          (d) A Money Market Fund under which the funds shall be entrusted to an insurance company or an investment company to be chosen at the sole discretion of the Committee, which company, pursuant to a contract or in accordance with a prospectus approved by the Committee, will invest the funds in short-term United States government and agency obligations, bank certificates of deposit and bankers' acceptances, and high quality corporate obligations.

Any amounts transferred to the Plan on behalf of any Participant who is a Transferred Employee shall initially be invested in the funds in the same proportion that the Account to which such transferred amounts are allocated (as determined in accordance with Section 7.1) is invested. Thereafter, investment of such transferred amounts shall be subject to the same terms and conditions as other amounts credited to the Participant's Account.

          SECTION 6.3. CHANGE IN INVESTMENT DIRECTION. Once given, an investment direction may not be withdrawn or rescinded except as provided in this Section, and any such investment direction shall continue in effect until changed pursuant to this Section. A Participant may elect to change his investment direction and/or transfer as of January 1, April 1, July 1 and October 1, his existing account balances in any fund or funds to any other fund or in increments of no less than 25% of such account balances and/or contributions to any combination up to four funds so long as the aggregate amount so transferred or directed is transferred to or directed to no more than one fund or in increments of 25% to any combination up to four funds.

          Notwithstanding any other provision of this Section 6.3 or the Plan to the contrary no transfer of existing account balances shall be permitted by a Participant between the Fixed Income Fund and the Bond Fund or the Money Market Fund or between the Bond Fund or the Money Market Fund and the Fixed Income Fund on any January 1, April 1, July 1, or October 1.

          Written notice of any change in investment direction shall be given at least thirty (30) days prior to the effective date of any such change to the Administrator in the form prescribed by the Administrator.

          SECTION 6.4. INVESTMENT INCOME. The income of each fund shall be added to such fund and the fund shall be invested and reinvested without distinction between principal and income.

          SECTION 6.5. EXPENSES OF FUNDS. All charges and expenses incurred in connection with the purchase and sale of investments for a fund shall be charged to such fund.

          SECTION 6.6. INVESTMENT MANAGER. The Company may appoint an individual, or individuals, firm or corporation, which shall be known as the

Investment Manager or Investment Managers, and which may be responsible, within the limitations set forth in the trust agreement, for selecting the investments to be made for one or more of the Stock Fund, the Bond Fund, the Fixed Income Fund, and the Money Market Fund. The Investment Manager for a fund may either direct the Trustee to make sales or investments or make sales and investments with respect to such funds and direct the Trustee to take all necessary action to complete such sales and investments.

          Upon appointment or as soon as practicable after appointment, the Company and each Investment Manager it has appointed shall enter into a written agreement, which agreement shall include the following terms and conditions:

          (a) The Company shall have the right, at any time, with or without cause, to remove the Investment Manager. The Investment Manager may resign and such resignation shall be effective upon delivery of a written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of the Investment Manager to act hereunder, the Company may appoint a successor. All successor Investment Managers shall have all of the rights and privileges and all of the duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) An Investment Manager shall discharge his duties (i) solely in the interest of Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          (c) The Investment Manager shall maintain accurate and detailed records of all investment directions given to the Trustee, and of sales and investments made by the Investment Manager with regard to the funds, which shall be available at all reasonable times for inspection by any person designated by the Committee or the Company. The Investment Manager, at the direction of the Committee or the Company, shall submit to the Committee, to the Company, to the Company's auditors and to others designated by the Committee, such reports or other information as they may reasonably require.

          In the event that an Investment Manager has not been appointed for any one or more of the Stock Fund, the Bond Fund, the Guaranteed Income Fund, or the Money Market Fund, the Committee shall direct the Trustee with respect to investments for any such fund until an Investment Manager has been appointed for such fund.

                                    ARTICLE 7
                           PARTICIPANTS' PLAN ACCOUNT

          SECTION 7.1. PLAN ACCOUNT AND VESTING. Participants' Plan Accounts are measured in dollars as follows:

          (a) PLAN ACCOUNT. The Committee shall establish and maintain, or shall cause to be established and maintained by such agent or agents as it shall select for this purpose, the following accounts on behalf of each Participant:

               (1) EMPLOYER ACCOUNT. This account shall reflect the value (in dollars) of all Employer Contributions made pursuant to Section 5.1, of contributions described in Section 7.8 and, if the Participant is a Transferred Employee, amounts which are attributable to employer contributions which are transferred on behalf of the Participant to this Plan from the applicable Prior Plan; all investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals and distributions from the account.

               (2) EMPLOYEE ACCOUNT. This account shall reflect the value (in dollars) of contributions made pursuant to Section 4.1(a) of the Plan and, if the Participant is a Transferred Employee, amounts which are attributable to employer contributions which are transferred on behalf of the Participant to this Plan from the applicable Prior Plan, the investment earnings, gains, expenses and losses (realized and unrealized), and the amount of withdrawals and distributions from this account.

               (3) SALARY REDUCTION ACCOUNT. This account shall reflect the value (in dollars) of amounts contributed under Section

          4.1(b) and, if the Participant is a Transferred Employee, amounts which are attributable to salary reduction contributions which are transferred on behalf of the Participant to this Plan from the applicable Prior Plan, investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals and distributions from the account.

               (4) ROLLOVER ACCOUNT. This account shall reflect the value (in dollars) of amounts contributed under Section 4.5 and, if the Participant is a Transferred Employee, amounts which are attributable to rollover contributions which are transferred on behalf of the Participant to this Plan from the applicable Prior Plan, investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals or distributions from the account.

          Each of the foregoing accounts shall be composed of a Stock Fund Sub-Account, a Bond Fund Sub-Account, a Fixed Income Fund Sub-Account, and a Money Market Fund Sub-Account. Such Accounts and Sub-Accounts shall be solely for accounting purposes, and there shall be no segregation of assets of the funds among separate accounts. The books of account, form and accounting methods used in the administration of Participants' accounts shall be the sole responsibility of, and shall be subject to the supervision and control of, the Committee.

          (b) VESTING. Participants shall have a full and immediate nonforfeitable interest in the value of their accounts.

          SECTION 7.2.  DOLLARS.

          (a) The interest of Participants in the funds shall be measured by dollars in the particular fund, with gain or loss determined as of each Valuation Date as provided in the succeeding subsections. Each dollar shall have an equal beneficial interest in the fund, and none shall have priority or preference over any other.

          (b) One dollar is allocated to the Employer Account maintained for each Participant for each dollar paid to the trust on behalf of such Participant by an Employer prior to the first Valuation Date, one dollar is allocated to the Employee Account maintained for each Participant for each dollar paid to the trust by such Participant by means of payroll deductions pursuant to Article 4 prior to such date and one dollar is allocated to each of the applicable Accounts of each Participant for each dollar that is transferred to the trust from the applicable Prior Plan on behalf of the Participant prior to such date. Dollars so allocated to Accounts are allocated to the appropriate sub-accounts comprising such Accounts in accordance with the Participants' directions made pursuant to Section 6.2. As soon as practicable after the first Valuation Date, the Trustee shall determine the value of each fund as of such Valuation Date in the manner prescribed in Section 7.4, and the gain or loss so determined is divided by the total number of dollars allocated to the accounts and sub-accounts of such fund maintained for Participants in accordance with the preceding sentence. The resulting quotient is the value of a dollar in such fund as of such Valuation Date and constitutes the initial gain or loss of a dollar in such fund. Fractional dollars shall be calculated to six decimal places. Employer Contributions due but not received by the Trustee on a Valuation Date shall not be taken into account for purposes of determining the gain or loss of dollars under this subsection.

          (c) If a Participant's interest in a fund or any part thereof is distributed, withdrawn or transferred to an interest account pursuant to Article 8 of the Plan, the number of dollars representing such interest or portion thereof as of the applicable Valuation Date shall be cancelled for purposes of any subsequent determination of the gain or loss of dollars in such fund.

          SECTION 7.3. VALUATION OF FUNDS. The value of a fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of fair market value shall be binding and conclusive upon all parties. Employer Contributions due but not received by the Trustee on a Valuation Date shall not be taken into account in valuing the fund. Salary reduction contributions pursuant to Section 4.1(b) which have been withheld from Active Participants' Compensation which have not been received by the Trustee on a Valuation Date and which, when received, would be part of the assets of the fund, shall be taken into account in valuing the fund.

          SECTION 7.4. VALUATION OF FUND SUB-ACCOUNTS AS OF A VALUATION DATE. The value of a Participant's fund sub-accounts as of any Valuation Date shall be the dollars allocated or allocable to each such sub-account as of such Valuation Date plus any Employer Contribution payable on his behalf with respect to a period ending on or prior to the Valuation Date but not yet paid to the Trustee on such Valuation Date, and which, when paid, would be allocable to such fund sub-accounts.

          SECTION 7.5. VALUATION OF FUND SUB-ACCOUNTS ON OTHER THAN A VALUATION DATE. The value of a Participant's fund sub-accounts as of any given date other than a Valuation Date shall be the value determined pursuant to Section 7.2 of said accounts on the next occurring Valuation Date.

          SECTION 7.6. VALUE OF PLAN ACCOUNTS. The value of a Participant's Plan Account as of any Valuation Date shall be the sum of the values of the sub-accounts comprising the Participant's Account as described in Section 7.1(a).

          SECTION 7.7. COMMITTEE TO FURNISH ANNUAL STATEMENTS OF VALUE OF PLAN ACCOUNTS. The Committee shall, not less frequently than annually, deliver to each Participant a statement setting forth the Account balances of such Participant.

          SECTION 7.8. TRANSFERS FROM HOURLY SAVINGS AND PROFIT SHARING PLANS. If a person who is a Participant in any savings or profit sharing plan for hourly or salaried employees of the Company ("Other Plans") shall cease to be an eligible employee under any such plan, as defined in such plan, but pursuant to the terms of such plan such person is not entitled to receive a distribution from such plan, he becomes eligible to and elects to become a Participant in this Plan and elects pursuant to the provisions of such Other Plan to have his interest in such plan transferred on or after July 1, 1993, to the Trustee to be held, invested and reinvested and distributed pursuant to the terms of this Plan and the Trust, then, as of the date of the transfer of any such Participant's interest in such Other Plan, there shall be credited to the Employee Account of such Participant that portion of his interest in such Other Plan which is transferred to the Trustee and which represents his contributions to such plan and there shall be credited to the Employer Account of such Participant that portion of his interest in such Other Plan which is transferred to the Trustee and which represents contributions made by his Employer, if any, on his behalf to such plan, there shall be credited to the Salary Reduction Account of such Participant that portion of his interest in such Other Plan which is transferred to the Trustee and which represents salary reduction contributions, if any, to such plan and there shall be credited to the Rollover Account of such Participant that portion of his interest in such Other Plan which is transferred to the Trustee and which represents rollover contributions, if any, to such plan. Any amounts credited to a Participant's Employee Account, Employer Account, Salary Reduction Account or Rollover Account shall be applied by crediting dollars to such account, the dollars credited to the Employee Account to be credited in accordance with the investment direction made by the Participant upon his election to participate in this Plan to the appropriate sub-accounts of such account. Notwithstanding any provision of any Other Plan to the contrary, upon a Participant's termination of employment, his total interest in this Plan, including any amount transferred from the Other Plan, shall be distributed pursuant to the provisions of Article 8 of this Plan.


                                    ARTICLE 8
                      WITHDRAWALS, DISTRIBUTION, AND LOANS

          SECTION 8.1. WITHDRAWAL OF EMPLOYEE CONTRIBUTIONS. As of any given date, a Participant may elect to withdraw not less than 50% of the value as of such date of the value of his Employee Account. Such an election shall be made by giving written notice, specifying the requested date of withdrawal and the portion of the amount withdrawn to be paid from each of the fund sub-accounts comprising the Participant's Employee Account, to the Plan Administrator in the form prescribed by the Plan Administrator at least 30 days prior to such date. The value of the Participant's Employee Account as of the requested date of withdrawal shall be determined pursuant to Section 7.4 or Section 7.5, whichever is applicable. A Participant who makes such a withdrawal shall be ineligible to make further contributions under the

Plan either by payroll deduction or by salary reduction until the Valuation Date which is at least one year subsequent to the date of such withdrawal.

          SECTION 8.2. (a) HARDSHIP WITHDRAWAL FROM EMPLOYER AND EMPLOYEE ACCOUNTS. As of any given date a Participant may make a request to withdraw a portion of the combined value of his Employer and Employee; PROVIDED, HOWEVER, that if the amount of such withdrawal is less than such combined value, such amount shall be applied first to reduce the value of his Employee Account and then his Employer Account. Such request shall be made in writing, specifying the requested date of withdrawal (which shall be not less than 30 days nor more than 60 days after the date of such request) and the portion of such requested amount to be paid from each of the fund sub-accounts comprising the Participant's Employee and Employer Accounts, to the Administrator on a form prescribed by him. The value of a Participant's Employee and Employer Accounts and of the sub-accounts comprising such Accounts shall be determined pursuant to Sections 7.4, 7.5 and 7.6 as applicable. The Committee shall not approve any such application unless it is satisfied based on the application and supporting documentation that to grant the application is on account of a hardship for the Participant. For purposes of this Section 8.2(a) only, hardship shall be limited to the following situations:

               (1) heavy and immediate financial obligations incurred by the Participant on account of sickness, accident or death of his spouse or dependents, or on account of the Participant's sickness or accident, which the Participant is unable to pay for from any other source reasonably available to him;

               (2) inability to purchase or finance out of any other source reasonably available to the Participant a principal residence for the Participant;

               (3) inability to pay for or finance out of any other source reasonably available to the Participant the cost of post-secondary education for the Participant, his spouse or dependents;

               (4) prevention of eviction from or mortgage foreclosure on the principal residence of the Participant.

          The Participant's application for withdrawal of funds due to hardship must be accompanied or supplemented by such evidence of hardship as the Administrator or the Committee shall reasonably request.

          A withdrawal pursuant to this Section shall not operate to suspend a Participant's contributions for any period of time or to subject the Participant to any other penalties under this Plan.

          The amount of any withdrawal under this Section shall be limited to that amount which is required to meet the immediate financial needs created by the hardship.

          (b) HARDSHIP WITHDRAWAL FROM SALARY REDUCTION ACCOUNT. A Participant may request in writing, specifying the requested date of withdrawal (which shall not be less than thirty (30) days nor more than sixty (60) days after the date of such request) that a hardship withdrawal be made from his Salary Reduction Account. The value of his Salary Reduction Account shall be determined pursuant to Sections 7.4, 7.5 and 7.6 as applicable.

          No hardship withdrawal under this Section 8.2(b) shall exceed the sum of a Participant's Salary Reduction contributions made after December 31, 1988 and the amount of his Salary Reduction contributions and income allocable thereto as of December 31, 1988.

          Approval of any application for hardship withdrawal from a Participant's Salary Reduction Account shall only be given by the Committee where the Participant has shown that withdrawal is requested for one of the following reasons:

       i. Medical expenses of the Participant, the Participant's spouse, or dependents, or necessary to obtain medical treatment of the Participant, Participant's spouse or dependents,

      ii. Expenses directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant,

     iii. Tuition and related expenses for the next twelve month period of post-secondary education of the Participant, the Participant's spouse, children or dependents, (contingent upon receipt of a favorable determination letter from the Internal Revenue Service, "related expenses" shall mean books and properly documented boarding expenses connected with post-secondary education); and

      iv. Expenses necessary to prevent the eviction from, or foreclosure on the mortgage on, the principal residence of the Participant.

          In addition the Participant must further show that the amount requested for hardship withdrawal is not in excess of the amount needed to satisfy expenses described in (i) through (iv) above of Section 8.2(b).

          Hardship withdrawals under this Section 8.2(b)(i) through (iv) may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          To be eligible for hardship withdrawal the Participant must have first obtained all distributions (other than hardship withdrawals) and nontaxable loans available to him under this Plan and any other qualified plan maintained by the Employers and Affiliates.

          A Participant who receives a hardship withdrawal under this Section 8.2(b) will be suspended from participation in the Plan and all other qualified and non-qualified deferred compensation plans of the Employers and Affiliates until the January or July 1st which next succeeds twelve months from the date on which he received his hardship withdrawal.

          Salary Reduction contributions made by such Participant in the taxable year following the year of hardship distribution will be limited to the annual dollar limitation under Section 402(g) of the Code in effect for that year, as denoted in Section 4.1(c), minus the Participant's Salary Reduction Contributions for the taxable year in which he received his hardship withdrawal.

          SECTION 8.3. WITHDRAWAL FROM SALARY REDUCTION ACCOUNT. Withdrawals from the Salary Reduction Account are also permitted under the following circumstances and such withdrawals will not subject the Participants to any penalty under the Plan:

          (a) DISABILITY WITHDRAWAL. A Participant may make a cash withdrawal from his Salary Reduction Account at any time if the withdrawal is on account of a disability. The Committee shall not approve any such application for disability withdrawal unless it is satisfied that the Participant is disabled. For the purposes of this subsection, a Participant shall be considered disabled if (i) he is disabled within the meaning of the Company's Long-Term Disability Plan, or (ii) he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, or (iii) he is disabled within the meaning of uniform, nondiscriminatory rules which the Committee may adopt. The Committee may require that the Participant submit whatever evidence it deems necessary to establish whether the Participant is disabled. The value of the Participant's account as of the requested withdrawal date shall be determined pursuant to Sections 7.4, 7.5 or 7.6 as applicable.

          (b) Withdrawals from the Salary Reduction Account will also be permitted for a Participant who has attained the age of 59-1/2 years upon application made by him to the Administrator.

          SECTION 8.4. DISTRIBUTION UPON ELECTION TO DISCONTINUE CONTRIBUTIONS FOR AN INDEFINITE PERIOD. As of any given date, an Active Participant may elect to discontinue his contributions for an indefinite period by giving written notice specifying the requested date of discontinuance to the Administrator in the form prescribed by the Administrator at least 30 days prior to such date. Upon such a discontinuance by a Participant, the Administrator shall upon request of the Participant, direct the Trustee to distribute to the Participant an amount equal to the aggregate value as of such date of all Accounts except the Salary Reduction Account.

          Notwithstanding the preceding paragraph to the contrary, contributions may not be withdrawn from the Employer Account prior to the expiration of twenty-four months from the date of contribution to the Employer Account or unless the Participant making the withdrawal request has been a Participant in the Plan for a minimum of sixty months. For purposes of this Section 8.4 participation in a Prior Plan is deemed to be participation in this Plan.

          The value of the Participant's Accounts (excluding the Salary Reduction Account) shall be determined pursuant to Section 7.4 or Section 7.5, whichever is applicable. A Participant who elects to discontinue his contributions pursuant to this Section shall be ineligible to again elect to make contributions to the Plan until the earlier of the January 1 or

July 1 which succeeds by at least twelve months the date of the election to discontinue contributions.

          SECTION 8.5. (a) LOANS. Upon application of an Active or Inactive Participant or Beneficiary, the Committee shall direct the Trustee to make a cash loan to a Participant. The terms of a loan shall be determined at the sole discretion of the Committee subject to the following conditions:

               (1) The term of a loan shall not exceed five years except that where the Participant has designated that the purpose of the loan is to purchase a principal residence for the Participant, the term of the loan shall not exceed ten years.

               (2) A general purpose loan may not be used to purchase securities.

               (3) A loan shall bear interest at the prevailing rate in the surrounding community for loans of similar risk, date of maturity, and date of grant, determined from time to time by the Committee.

               (4) The amount of a loan shall not exceed the lesser of 50% of the value of the Participant's or Beneficiary's accounts or $50,000, and the loan shall be secured by the Participant's or Beneficiary's Plan Account value. The Committee may require the posting of other or additional security at any time during the term of the loan. The amount of a loan secured by a Plan Account shall be equal to a maximum of the lesser of 50% of the Plan Account or $50,000, minus the highest outstanding loan balance within the past year.

               (a)For purposes of the above paragraph the value of the Participant's or Beneficiary's Plan Account shall be determined as at the Valuation Date which next succeeds the date on which the request for the loan is received.

               (5)  A loan shall be evidenced by a promissory note.

               (6) Payments of principal and interest shall be made by approximately equal payments on a basis that would permit the loan to be fully amortized over its term. Prepayments of principal and interest of the full remaining balance of the loan only, may be made without penalty. Loan payments by active Employees shall be made by monthly payroll deductions except for prepayments or where otherwise permitted by the Committee, but in no event may loan payments be made on less than a quarterly basis. Loan payments by inactive Employees, former Employees or Beneficiaries shall be made monthly to the Plan Administrator or his designee on the date and in the manner prescribed by him.

               (7) Loans shall be granted on a reasonably equivalent basis and highly compensated employees, officers, or shareholders of an Employer shall not be granted preferential loan terms.

               (8) If an active employee defaults in the making of any payments on a loan when due and such default continues for 60 days thereafter, or in the event of such active employee's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. If a former employee or Beneficiary defaults in the making of any payment on a loan when due and such default continues for 30 days thereafter, or in the event of the borrower's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default and the entire unpaid balance with accrued interest shall become due and payable. The Committee or its designee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid within 60 days following the default or in the case of a former employee or Beneficiary, within 30 days following the default, the Committee or its designee may execute upon the collateral and apply the proceeds from the sale or disposition of such collateral in satisfaction of the unpaid principal and accrued interest to the extent the Participants interest in the Plan (or portion thereof) is then distributable. The Participant or Beneficiary shall remain personally liable for any remaining deficiency. If necessary to satisfy the entire outstanding obligation, the Employer may apply the Participant's interest in a series of actions as amounts credited to his Account become distributable.

               (9) Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.

               (10) Amounts of principal and interest received on a loan shall be credited to the Participant's or Beneficiary's Plan Account and the loan shall be considered an asset of the Plan Account.

               (11) The Committee shall, from time to time, establish the terms and conditions on which loans will be made, including the frequency, interest rate, maturity dates, loan application fees, if any, and the selection and order of sub-accounts used in making such loans. In making its determination with respect to eligibility for loans and interest rates thereon, the Committee shall adopt uniform and non-discriminatory rules and its determination shall be final and binding.

               (12) Notwithstanding any other provision of this Section 8.5 to the contrary, loans may be granted only to Participants and Beneficiaries who are "parties in interest" as defined under Section 3(14) of ERISA. Determination of who is a party in interest shall be made by the Plan Administrator with the advice of counsel.

          SECTION 8.6.  DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.

          Except as provided in Section 8.10, whenever a Participant terminates his employment with his Employer or its Affiliate then the Administrator shall instruct the Trustee to distribute to such Participant, or, in a proper case, to his Beneficiary, an amount equal to the value of the Participant's Plan Accounts determined as of the Valuation Date which occurs closest to the date of termination.

          SECTION 8.7.  TIME AND MANNER OF DISTRIBUTIONS.

          (a) Any distribution to which a Participant becomes entitled by reason of a withdrawal under Section 8.1, 8.2, 8.3 or 8.4 or distribution under
Section 8.6 or which is to be made to an alternate payee pursuant to the provisions of Article 13, shall be paid by the Trustee in a lump sum at the instruction of the Administrator within 60 days following the close of the calendar month in which the withdrawal request or request for receipt is received.

          (b) If full distribution of the amount to which a Distributee becomes entitled cannot be made within 60 days following the date of termination or request for receipt, if applicable, pursuant to Section 8.6 because the Participant cannot be located, the undistributed balance of such amount shall, as of the first Valuation Date after the close of such 60-day period, be deposited in a savings account or accounts with such bank as the Committee may from time to time select for this purpose. The Committee shall establish in the name of the Distributee an account under the Plan (hereinafter referred to as an "interest account") to which shall be credited any amount so deposited and any interest paid from time to time on such savings account or accounts. All distributions made to any Distributee shall be charged to the Distributee's interest account.

          SECTION 8.8.  DESIGNATION OF BENEFICIARY.

          (a) The Beneficiary of a Participant who is married shall be his spouse. Should a Participant who is married desire to elect a Beneficiary other than his spouse, he may do so only in the form prescribed by the Administrator, which shall require the written consent of such spouse to the Participant's election of another Beneficiary. To be effective, such written consent must be notarized or witnessed by the Administrator or his designee.

          (b) If a Participant is not married or if the Participant proves to the satisfaction of the Administrator that his spouse cannot be located, then the Participant shall have the right to designate any Beneficiary or Beneficiaries.

          (c) The Beneficiary of a Participant shall receive any distribution upon the death of the Participant or, in accordance with Section 8.7, in the case of a Participant who dies subsequent to termination of his employment but prior to distribution of the entire amount to which he is entitled under the Plan, to receive any undistributed balance to which such Participant would have been entitled subject to the provisions of Section 8.10, if applicable.

          A Participant described in Paragraph (b) of this Section 8.8 may from time to time, without the consent of the non-spouse Beneficiary, change or cancel any such designation. A Participant who has obtained spousal consent in accordance with Paragraph (a) of this Section 8.8 may change or cancel a subsequent Beneficiary designation to a person other than his spouse only upon obtaining spousal consent, in accordance with Paragraph (a) of this Section, to the new Beneficiary designation. Such designation and each change therein shall be made in the form prescribed by the Administrator and shall be filed with the Administrator or his designee.

          If no Beneficiary has been named by a deceased unmarried Participant or the spouse of a deceased Participant cannot be located or the designated Beneficiary or spouse, as applicable, has predeceased the Participant or the designated Beneficiary or spouse has died prior to complete disbursement of the Participant's account balance, the balance of the deceased Participant's accounts shall be distributed by the Trustee at the direction of the Administrator, where applicable, (a) to the surviving spouse of such deceased Participant, if any, or (b) if there shall be no surviving spouse, the surviving children of such deceased Participant, if any, in equal shares, or (c) if there shall be no surviving spouse or children, to the executors or administrators of the estate of such deceased Participant, or (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate.

          Nothing in this Section 8.8 shall contravene any applicable provision (directing payment to an alternate payee) of a qualified domestic relations order determined to be such by the Administrator or the Committee in accordance with the procedures set forth in Article 13.

          SECTION 8.9.  DISTRIBUTION TO MINOR AND DISABLED DISTRIBUTEES.

Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such Distributee in such of the following ways as the Committee may direct: (a) directly to any such minor Distributee if, in the opinion of the Committee, he is able to manage his affairs, (b) to the legal representative of any such Distributee, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of such Distributee to be used for the latter's benefit. Neither the Committee nor the Trustee shall be required to see to the application by any third party of any distribution made to or for the benefit of a distribution pursuant to this Section.

          SECTION 8.10.  DISTRIBUTIONS.

          (a) Notwithstanding anything in this Article or the Plan to the contrary, a Participant who is terminating his employment and is eligible for early or normal retirement under any pension plan of the Company will be permitted to elect, at any time prior to his termination, to defer either

     1)   receipt of distribution of his entire Plan Account, or

     2) receipt of or distribution of his Plan Account exclusive of the entire amount of his Employee Contributions as defined in Section 4.1(a) of
          the Plan which were contributed prior to   January 1, 1987

until no later than his 70th birthday.

          A Participant electing deferral of his distribution under   this
Section 8.10, shall receive his distribution by notifying the Administrator or his designee at least sixty days prior to the date he wishes to receive it. His Plan Account shall then be valued according to the terms of Section 7.4 or
Section 7.5 whichever is applicable. If a Participant has not notified the Administrator by sixty days prior to his 70th birthday, his Plan Account shall automatically be distributed to him on that birthday.

          A Participant making a deferral election under this Section 8.10(a) must also irrevocably elect to invest his Plan Account in either the Fixed Income Fund or the Money Market Fund or 50% in either of those two funds and 50% in the other. His Plan Account shall remain so invested until totally distributed.

          (b) A Participant who has not attained age 70-1/2 and whose Plan Account is valued in excess of $3500 as of the Valuation Date occurring closest to his termination of employment must consent to any distribution that is made and is entitled to defer distribution of his entire Plan Account until his 70th birthday. Such a Participant may elect to receive the value of his entire Plan Account in a lump sum at any time prior to his 70th birthday upon sixty days written notice to the Plan Administrator or his designee. Any Participant who has not notified the Plan Administrator within sixty days of his 70th birthday shall automatically receive his distribution on that birthday. Such a Participant's Plan Account will be invested in the Fixed Income Fund from the Valuation Date closest to his termination of employment until he elects to receive his distribution.

          A Participant who makes an election to defer distribution pursuant to this paragraph shall be considered an inactive Participant for all purposes of the Plan including Article 5 for the period of time from termination of employment until distribution on the applicable date of receipt.

          (c) No more than ninety (90) days prior to receipt of his distribution pursuant to this Section, a Participant must elect to receive his distribution in: (1) a lump sum on the date of distribution, or (2) in equal annual installments not to exceed ten which installments shall commence on the date requested for distribution.

          (d) No more than ninety (90) days prior to receipt of his distribution pursuant to this Section, he must also make an election for the method of distribution in the event of his death prior to total distribution. The Participant shall elect that his Beneficiary, designated pursuant to Section 8.7, shall receive his Plan Account Distribution (a) in a lump sum within sixty
(60) days following the date of his death, or (b) in equal annual installments not to exceed five installments commencing on the date of his death.

          (e) Notwithstanding the foregoing provisions of this Article 8, distribution of the Participant's Plan Account shall begin not later than the sixtieth day after the latest of the close of the Plan Year in which --

               (1)  his termination of employment occurs,

               (2) the tenth anniversary of the commencement of his participation in the Plan, or

               (3)  the date on which the Participant attains age 65.

except to the extent that the Participant has elected to defer the distribution pursuant to this Section 8.10.

          (f) Notwithstanding subsection (e) and except as provided otherwise in this subsection (f), distribution of a Participant's Plan Account shall begin no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 regardless of whether he terminates employment, unless the Participant attained age 70-1/2 prior to January 1, 1988 (during which he was not a five (5) percent or more owner, as described in Section 416 of the Code), in which case the commencement of his distribution will be delayed until his employment with the Employers and Affiliates terminates.

          (g) If the amount of a distribution required to commence on the date determined under this subsection cannot be ascertained by the Committee, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty days after the earliest date on which the amount of such payment can be ascertained and the Participant can be located.

          SECTION 8.11. CONDITIONS FOR DISTRIBUTIONS TO BENEFICIARY, UPON DEATH OF A PARTICIPANT.

          (a) Notwithstanding any other section of the Plan, if a Participant dies after distribution of his Account has begun, the remainder of his Plan Account, if any, shall be distributed to his Beneficiary as rapidly as the method of distribution to the Participant prior to the Participant's death.

          (b) Notwithstanding any other section of the Plan, if the Participant dies before distribution of his Account has begun, his Plan

Account shall be distributed in a lump sum or by the method selected by the Participant provided that distribution shall begin not later than December 31 of the calendar year (i) following the calendar year of the Participant's death, or
(ii) if the Beneficiary is the Participant's surviving spouse, in which the Participant would have attained age 70-1/2; provided, however, that in no event shall a Participant's Account be distributed over a period extending beyond the life of such Beneficiary (or over a period extending beyond the life expectancy of the Beneficiary).

          (c) The Participant's Beneficiary shall receive the value of the Participant's Plan Account as of the Valuation Date immediately succeeding the date of the Participant's death.

          SECTION 8.12. DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                                    ARTICLE 9
                     SPECIAL RULES RELATING TO REEMPLOYMENT
                     OF TERMINATED EMPLOYEES AND EMPLOYMENT
                               BY RELATED ENTITIES

          SECTION 9.1. REEMPLOYMENT OF A TERMINATED PARTICIPANT. If a terminated Participant who is entitled to receive payments pursuant to Sections
8.6 or 8.10 is reemployed prior to receipt of his deferred distribution pursuant to Section 8.10 or is reemployed prior to total distribution, such payments shall remain deferred or be suspended, as applicable, until such Participant's subsequent termination of employment or his attainment of age 70, whichever first occurs.


                                   ARTICLE 10
                                 ADMINISTRATION

          SECTION 10.1. THE COMMITTEE. (a) The Board of Directors of the Company shall appoint a Committee consisting of certain members responsible (except for duties specifically vested in the Trustee and the Investment Manager) for the administration of the provisions of the Plan. The Company and the Committee shall be "named fiduciaries" within the meaning of such term as used in ERISA. The Board of Directors of the Company shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors of the Company may appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) Any member of the Committee may, but need not, be an employee or director, officer or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

          (c) The Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility and the status and rights of Participants, Distributees and other persons under the Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

          (d) The Committee shall supervise the collection of Participants' contributions and the delivery of such contributions, Employer Contributions and Salary Reduction Contributions to the Trustee from time to time.
Notwithstanding any other provision of the Plan to the contrary the Committee has the right to lower the Salary Reduction or Employee Contributions (on a prospective basis) of any Participant who is a Highly Compensated Employee at any time during the Plan Year where the Committee deems such action to be necessary to insure that the Plan complies with the rules set forth in Sections 4.6(a) and 4.10(b)(i) and (ii).

          (e) The members of the Committee may allocate their responsibilities among themselves and may designate any person, partnership or corporation to carry out any of their responsibilities. Any such allocation or designation should be reduced to writing and such writing shall be kept with the records of the meetings of the Committee.

          (f) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee may select a chairman and shall keep the Trustee advised of the identity of the member holding such office. The Committee shall appoint one of its members to act as the Plan's agent for service of legal process. The Committee shall select a secretary, who need not be a member of the Committee, and shall keep the Trustee advised of the identity of the person holding such office. The secretary shall keep records of all meetings of the Committee and forward all necessary communications to the Trustee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

          (g) The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Company shall indemnify the members of the Committee, and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity as members of the Committee. Such indemnification shall extend to any action, suit or proceeding to which the members shall be made or threatened to be made a party, whether civil, criminal, administrative or investigative, and whether or not terminated by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent; PROVIDED, HOWEVER, such indemnification shall not extend to any action, suit, or proceeding in which it shall be finally adjudicated that (1) a member did not act in good faith, and
(2) with respect
to any criminal action or proceeding, the member did not have reasonable cause to believe his conduct was lawful.

          (h) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

          (i) The Committee may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

          SECTION 10.2.  PLAN ADMINISTRATOR.

          (a) The Company shall appoint a Plan Administrator (as such term is used in ERISA) who may but need not be a Participant or shareholder of the Company and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that he shall not take part in any matter involving solely his rights under the Plan.

          (b) The Plan Administrator shall be responsible for the operation of the Plan within the policies, interpretations, rules and procedures of the Committee. The Plan Administrator shall also perform such ministerial functions with respect to the Plan as the Committee shall from time to time designate.

          SECTION 10.3. CLAIMS PROCEDURE. If any Participant or Distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Plan Administrator shall review the claim and, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Plan Administrator shall also advise the claimant that he or his duly authorized representative may request a review by the Committee of the denial by filing with the Plan Administrator, within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 65-day period. If a request is so filed, review of the denial shall be made by the Committee within 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

          SECTION 10.4.  NOTICES TO PARTICIPANTS AND DISTRIBUTEES.
All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee shall be deemed to have been duly given, made, delivered or transmitted when mailed by first class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Committee. A Participant or Distributee may record any change of his address from time to time by written notice filed with the Committee.

          SECTION 10.5. NOTICES TO COMMITTEE OR EMPLOYERS. Written authorizations, directions, notices and other communications to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such authorizations, directions, notices and other communications, or when mailed by first class mail with postage prepaid and addressed to the addressees at the address specified upon such forms.

          SECTION 10.6. RECORDS. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

          SECTION 10.7. REPORTS OF TRUST FUND. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee.


                                   ARTICLE 11
                        PARTICIPATION BY OTHER EMPLOYERS

          SECTION 11.1. ADOPTION OF PLAN. With the consent of the Company, any corporation may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) filing with the Committee a duly certified copy of the Plan as adopted by such corporation, (c) becoming a party to the Trust agreement establishing the Trust Fund, and (d) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.

          SECTION 11.2. WITHDRAWAL FROM PLAN. Any Employer may withdraw from participation in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Committee, the other Employers and the Trustee prior to the effective date of withdrawal.

          SECTION 11.3. COMPANY AS AGENT FOR EMPLOYERS. Each corporation which shall become a participating Employer pursuant to Section 11.1 or Article 12 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate trust as provided in Section 14.2.


                                   ARTICLE 12
                           CONTINUANCE BY A SUCCESSOR

          In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such successor corporation may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement. Contributions by such Employer and by its employees shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective. If, within 90 days from the effective date of any such reorganization, such successor corporation shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Committee shall direct the Trustee to distribute the portion of the Trust applicable to such Employer in the manner provided in Section 14.3.


                                   ARTICLE 13
                       DOMESTIC RELATIONS ORDERS AND LOANS

          SECTION 13.1. "QDRO". The restrictions imposed by Section 14.2 shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984.
The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          Notwithstanding anything else in the Plan to the contrary, distribution from a Participant's Account may be made to an Alternate Payee

(as defined in Code Section 414(p)), pursuant to a "qualified domestic relations order" prior to attainment of age 50 or separation from service by the Participant if the "qualified domestic relations order" provides that the Plan and the Alternate Payee may agree in writing to an earlier distribution and distribution is made pursuant to such written agreement.

          SECTION 13.2. INDEBTEDNESS. The restrictions imposed by Section 14.2 shall not apply to the extent a Participant is indebted to the Plan, for any reason, under the terms of the Plan. At the time a distribution is to be made to a Participant or Beneficiary, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Administrator, at the direction of the Administrator or the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Plan Account. If the Participant or the Beneficiary does not agree that the indebtedness is a valid claim against his Plan Account, he shall be entitled to a review of the validity of the claim in accordance with Section 10.3.


                                   ARTICLE 14
                                  MISCELLANEOUS

          SECTION 14.1. EXPENSES. Except as otherwise provided in Section 6.4 and elsewhere in the Plan, all costs and expenses incurred in administering the Plan and the Trust Fund, including the fees of counsel and any agents for the Committee, the expenses of the Committee, the fees, charges and costs of, and incurred by, the Investment Manager, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be borne by the several Employers in such proportions as the Committee shall determine to be equitable and proper.

          SECTION 14.2. NON-ASSIGNABILITY. It is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any spouse, except as provided in Section 13.1.

          SECTION 14.3. EMPLOYMENT NON-CONTRACTUAL. The Plan confers no right upon any Employee to continue in employment.

          SECTION 14.4. LIMITATION OF RIGHTS. A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

          SECTION 14.5. MERGER OR CONSOLIDATION WITH ANOTHER PLAN. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

          SECTION 14.6. REVERSION OF EMPLOYER CONTRIBUTIONS. No part of the Trust Fund shall revert or be repaid to an Employer either directly or indirectly or shall be used for or diverted to any purpose nor for the exclusive benefit of Participants and their Beneficiaries. However, any portion of a contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer which exceeds the maximum amount for which a deduction is allowable to the Employer for federal income tax purposes, shall upon the request of the Employer be returned by the Trustee to the Employer. The Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to the Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the amount contributed by mistake shall not be returned to the Employer, but losses attributable thereto shall reduce the amount so returned. If return to the Employer of the amount contributed by mistake would cause the balance of any Participant's account as of the date such amount is to be returned to be reduced to less than what would have been the balance of such account as of such date had such amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction. Employer contributions (including Salary Reduction Contributions) under the Plan are conditioned on the initial qualification of the Plan under Section 401(a) of the Code and, if the Plan receives an adverse determination with respect to its initial qualification, then the Trustee shall, upon written request of an Employer, return to that Employer the value of the Plan assets attributable to contributions made by that Employer under the Plan, within one year after the date that qualification of the Plan is denied. The preceding sentence shall apply only if the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as may be prescribed by the Secretary of the Treasury.


                                   ARTICLE 15
                      AMENDMENT, WITHDRAWAL AND TERMINATION

          SECTION 15.1. AMENDMENT. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the Board of Directors of the Company. Any such amendment or modification shall become effective on such date as the Company shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

          SECTION 15.2. WITHDRAWAL. If an Employer shall withdraw from the Plan under Section 11.2, the Committee shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer, and shall direct the Trustee to segregate such portion in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.

          The portion of the Trust Fund applicable to the Participants and former Participants of a particular Employer shall be the sum of:

          (a) the total amount credited to all interest and special accounts which are applicable to the Participants and former Participants of such Employer, and

          (b)  an amount which bears the same ratio to the excess, if any, of

                (i)  the total value of the Trust Fund over

               (ii) the total amount credited to all interest and special accounts as the total amount credited to the accounts (other than interest and special accounts) which are applicable to the Participants and former Participants of such Employer bears to the total amount credited to such accounts of all Participants and former Participants.

          SECTION 15.3. TERMINATION. Any Employer may at any time terminate its participation in the Plan by resolution of its board of directors to that effect. In the event of any such termination, the Committee shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer and direct the Trustee to distribute such portion as follows:

          (a) The balance in any savings account shall be distributed to the Distributee entitled to receive such account.

          (b) The remaining assets of such portion of the Trust Fund shall be distributed to Participants ratably in proportion to the balances of their respective Accounts.

          A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

          SECTION 15.4. DISTRIBUTION UPON SALE OF ASSETS. All contributions and income attributable thereto under the Plan shall be distributed to Participants, as soon as administratively feasible after the sale, to an entity that is not an Affiliate, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

          SECTION 15.5. DISTRIBUTIONS UPON SALE OF SUBSIDIARY. All contributions and income attributable thereto under the Plan, shall be distributed, as soon as administratively feasible after the sale, to an entity that is not an Affiliate, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.


                                   ARTICLE 16
                              TOP-HEAVY PLAN YEARS

          SECTION 16.1.  DEFINITIONS.  For purposes of this Article 16:

          (a)(1) "Key Employee" means Employee who, at any time during the plan year which includes the Determination Date or any of the four (4) preceding plan years, is or was:

               (i) one of the ten (10) Employees owning the largest interests in all Employer and Affiliates considered as a unit, excluding any ownership interest which is less than 1/2 of one percent;

               (ii) an owner of more than five percent (5%) of the outstanding
          stock, or of stock possessing more than five percent        (5%) of
          the total combined voting power, of any Employer or Affiliate;

               (iii) an owner of more than one percent (1%) of the outstanding stock or of stock possessing more than one percent (1%) of the total combined voting power of any Employer or Affiliate, whose Section 415 Compensation from all Employers and Affiliates combined exceeds $150,000; or

               (iv) an officer of an Employer or Affiliate, as determined under the applicable provisions of Paragraphs (2) through (4) of this Subsection (a).

          (2) No Employee shall be considered a Key Employee pursuant to Subparagraph (1)i) if such Employee's Compensation is less than the amount determined under Section 415(c)(1)(A) of the Code (as adjusted pursuant to Section 415(d)(1)(B) of the Code) for the calendar year in which falls the Determination Date.

          (3) For purposes of Subparagraphs (1)(i)-(iii), an Employee shall be considered as owning all interests in an Employer which he owns directly or would be considered as owning under the rules contained in Section 318 of the Code, except that Subparagraph (C) of Section 318(a)(2) shall be applied by substituting "5%" for "50%".

          (4) No more than the greater of three (3) Employees or ten percent (10%) of all Employees (up to a maximum of 50) of all Employers and Affiliates considered as a unit shall be considered officers for purposes of Subparagraph
(1)(iv). Where the actual number of such officers exceeds the limits imposed by the preceding sentence, those considered officers for purposes of Subparagraph
(1)(iv) shall be the officers having the highest annual Compensation during the five-year period consisting of the Plan Year and the four (4) preceding Plan Years.

          (b) "Determination Date" means with respect to any plan, the last day of the immediately preceding Plan Year or, in the case of the first plan year of that plan, the last day of that year.

          (c)  "Aggregation Group" means

               (1) each other retirement plan an Employer or Affiliate, each of which --

                    (i) is qualified under Section 401(a) of the Code, and during the plan year which includes the applicable Determination Date or during any of the four preceding plan years, has one or more Participants who are Key Employees, and/or enables the Plan or any plan in which a Key Employer participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, plus, at the Company's election,

               (2) any other plan or plans which, when considered together with the plan or plans described in Paragraph (1) would satisfy the requirements of Section 401(a)(4) and/or Section 410 of the Code.

          (d) "Employee" and "Key Employee" include deceased employees or their beneficiaries.

          (e) "Top-Heavy Plan Year" means any Plan Year for which the Plan is a Top-Heavy Plan described in Section 16.3, such Section 16.3 to be read as incorporating the definitions supplied by Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.

          (f) "Section 415 Compensation" means, for any period, an individual's current Compensation from an Employer or an Affiliate for such period, including those items listed in Paragraph (1) of Treas. Reg. Section 1.415-2(d), but excluding those items listed in Paragraph (2) thereof.

          SECTION 16.2. APPLICATIONS OF OTHER SECTIONS. For any Top-Heavy Plan Year, the provisions of Section 4.1(d), 5.1 and Article 9 shall apply only to the extent not inconsistent with Sections 16.3 through 16.7 of the Plan.

          SECTION 16.3. DETERMINATION OF TOP HEAVINESS. (a) Except as provided in Subsection (3), the Plan is a Top-Heavy Plan for the Plan Year, if, as of the Determination Date of such Plan Year --

          (1) The aggregate of the accrued benefits of Key Employees under exceeds sixty percent (60%) of the aggregate of the accrued benefits of all Employees under the Plan unless the Plan is a member of an Aggregation Group which is not an Aggregation Group described in Subparagraph (2)(B); or
          (2)  The Plan is a member of an Aggregation Group --

               (A) which is described in Section 16.1(c)(1), and

               (B) with respect to which the sum of --

               (i) the present value of the cumulative accrued benefits of all Key Employees under all defined benefit plans within the Aggregation Group, and

               (ii) the aggregate of the account balances of all Key Employees under all defined contribution plans in the Aggregation Group --

               exceeds sixty percent (60%) of the sum of --

               (i) the present value of the cumulative accrued benefits of all Employees under all defined benefit plans included in the Aggregation Group, and

               (ii) the aggregate of the accounts of all Employees under all defined contribution plans in the Aggregation Group.

          (3) This Section 16.3 shall not apply if the Plan is a member of an Aggregation Group other than an Aggregation Group described in Subparagraph
     (2)(B) of this Subsection (a).

          (b)  For purposes of this Section 16.3:

          (1) the accrued benefit and/or account balance of any Employee who is not a Key Employee during the Plan Year but who was a Key Employee with respect to such plan for any prior plan year shall be disregarded;

          (2) the present value of the accrued benefit of an Employee in a defined benefit plan or the account balance of an Employee in a defined contribution plan includes any amount distributed with respect to the Employee under the plan during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made from a plan maintained by an unrelated employer or, in the case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first plan year and shall not include benefits distributed or distributable with respect to any Employee who has not performed services for an Employer or Affiliate during any of the five plan years ending on the applicable Determination Date; provided, however, that if an Employee performs no services for five years and then performs services, the benefits attributable to such Participant shall be included.

          (3) the account balance of a Participant under this Plan as of any Determination Date shall equal the Participant's account balance determined under Article 7 as of the Valuation Date coinciding with such Determination Date.

          SECTION 16.4. CONTRIBUTIONS FOR TOP HEAVY YEARS. (a) Except as provided in Subsection (b), the amount of the Employer Contribution made on behalf of each Participant who is not a Key Employee for any Plan Year for which the Plan is a Top-Heavy Plan shall be at least equal to the lesser of:

          (1) three percent (3%) of such Participant's Section 415 Compensation; or

          (2) the percentage of Section 415 Compensation represented by the Employer Contributions (inclusive of Salary Reduction Contributions) made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the contribution made on behalf of each such Key Employee by so much of his Section 415 Compensation as does not exceed $150,000, (or such larger amount permitted under Section 401(a)(17) of the Code) provided such non-Key Employee has not separated from service at the end of the Plan Year.

Such contributions remain fully nonforfeitable under any circumstances.

          (b) Where the inclusion of this Plan in an Aggregation Group pursuant to Section 16.1(c)(1) enables a defined benefit plan described in Section 16.1(c)(1) to meet the requirements of Section 401(a)(4) or Section 410 of the Code, the minimum Employer Contribution required under this Section 16.4 shall be the amount specified in Paragraph (a)(1) hereof.

          (c) For purposes of this Section 16.4, the amount of Employer Contributions deemed made on behalf of any Participant shall be equal to the total Employer Contributions made pursuant to Section 5.1 and allocated to his Account for the Plan Year; provided, however, that contributions made pursuant to Section 5.1 on behalf of any Participant who is not a Key Employee shall not be taken into consideration for purposes of determining whether the requirements of paragraph (a) are satisfied with respect to that Participant.

          SECTION 16.5. LIMITATIONS ON COMPENSATION. (a) Except as provided in Subsection (b), the Compensation of a Key Employee which is taken into account for purposes of Section 5.1 and 4.6 of the Plan for any Top-Heavy Plan Year shall not exceed $150,000.

          (b) The amount specified in Subsection (a) shall be adjusted in accordance with applicable cost-of-living adjustments prescribed by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code.


                                   ARTICLE 17
                          TRANSFER OF ACCOUNT BALANCES

          This Article applies to Participants who are Transferred Employees, whose account balances were transferred to the Plan from the Investment Plan for Non-Union Hourly Employees of IMC Fertilizer, Inc. (the "IMC Plan") and whose balances under the IMC Plan were attributable in whole or in part, to amounts transferred to the IMC Plan from the Freeport-McMoRan Employee Capital Accumulation Program ("ECAP"). The terms of this Plan shall apply in this
Article 17 except as otherwise noted herein.

          SECTION 17.1. DISTRIBUTION FROM PARTICIPANT'S ACCOUNTS UPON TERMINATION OF EMPLOYMENT.

          (a) LUMP SUM DISTRIBUTIONS. In the event of the termination of employment of a Participant, and unless the Participant has otherwise elected in accordance with the Plan, the Participant or his designated beneficiary shall be entitled to receive the value of his Plan Account as of the Valuation Date coincident with or next following his termination of employment in a lump sum.

          (b) DISTRIBUTION AS AN ANNUITY. If a Participant is entitled to a distribution under the Plan, if he has previously so elected, his Plan Account as of the Valuation Date on or immediately preceding the date as of which the distribution is to be made (the "Distribution Starting Date") if the Participant then has a spouse, shall be applied to the purchase of a nontransferable annuity providing monthly payments, commencing as soon as of the Distribution Starting Date to the Participant for his life and, thereafter, monthly payments of 50% of the monthly payment made to the Participant to such spouse, if surviving, for the life of such spouse. The annuity certificate shall be issued by an insurance company selected by the Committee, and the amount of the monthly payments shall be as determined by such insurance company in accordance with its then applicable policies

(including policies as to minimum monthly annuities) and actuarial tables and the requirement of the Act.

          (c) DISTRIBUTIONS IN THE EVENT OF DEATH WHILE A PARTICIPANT. Upon the death of a Participant prior to the Distribution Starting Date, if the Participant has elected an annuity pursuant to Paragraph (b), his Plan Account as of the Valuation Date on or immediately after the date of death, if the Participant is then married, shall be applied to the purchase of a nontransferable annuity providing monthly payments, commencing as soon as practicable, to the surviving spouse of such Participant for the life of such spouse and, upon the death of such spouse, in a single sum payment to the beneficiary of such spouse specified in the annuity certificate equal to the excess, if any, of the cost of such annuity over the sum of the payments made to such spouse. The annuity certificate shall be issued by the insurance company selected by the Committee, and the amount of the monthly payments shall be as determined by such insurance company in accordance with its then applicable policies (including policies as to minimum monthly annuities) and actuarial tables and the requirements of the Act.

          (d) MONTHLY PAYMENTS. A Participant may elect to have his Plan Account applied to the purchase of a nontransferable annuity providing equal monthly payments for 60, 120, 180, 240, 300 or 360 months commencing the first day of the month immediately following the month of the termination of his status as an Employee. The annuity certificate will be issued by an insurance company selected by the Committee and the amount of such monthly payments shall be as determined by such insurance company in accordance with its then applicable policies (including policies as to minimum monthly annuities) and actuarial tables.

          In the event of the death of the Participant prior to the payment of the last annuity payment, such payments will be continued to the beneficiary of such Participant specified in the annuity certificate until the completion of such installments.

          (e) MANNER OF ELECTION OF PAYMENTS. Any Participant electing any optional form of distribution of his Plan Account under this Article 17 shall make such election by delivering an election form as directed by the Plan Administrator.

          (f)  ELECTION OF BENEFITS; APPLICATION.

               (i) The administrator shall make available to each Participant such time as to reasonably assure that such Participant will receive the same not later than 90 days prior to the Distribution Starting Date the following information, to the extent applicable: a general description of the retirement benefits specified in subsections (b) and (c) of this Section 17.1, the circumstances in which such respective benefits will be provided unless the Participant or former Participant elects not to have benefits provided in such respective forms, a general description of this benefits specified in subsections
          (a) and (d) of this Section 17.1, the circumstances under which they will be paid if elected, the availability of such elections and of additional information with respect thereto and a general explanation of the relative financial effect on the benefit payable with respect to a Participant of such elections.

               (ii) The period within which any election of benefits may be made under this Section 17.1 shall begin not later than the 90th day prior to the dispatch of the information specified in subsection (i) and (iii) of this subsection (f). Any election made hereunder may be revoked until the expiration of such right of election under this
          Section 17.1.

               (iii) Upon timely written request, the Administrator will provide, within 30 days after such written request, by personal delivery or first class mail, a written explanation in nontechnical language of the terms and conditions of the retirement benefit specified in subsection (b) and the financial effect, in term of dollars per annuity payment, upon the particular Participant's benefit hereunder of making any election under this Section 17.1.

               (iv) If the information specified in subsection (i) is mailed or personally delivered to such Participant, the written request specified in subsection (iii), to be timely, must be made within sixty (60) days from the date of such mailing or delivery.


               (v) The Administrator will establish procedures for effective notification to Participants of other options provided by the Plan at an adequate time at which such benefits may be elected.

               (vi) No benefits under the Plan need be paid to a Participant until the Participant has applied therefor in writing, specifying the payment option elected (if not previously specified) and giving such other information as the Administrator may reasonably specify to enable him to calculate the annuity payable. If an application for benefits is received which is complete except that no payment option is specified, benefits shall be paid in the applicable form specified in subsection (a), unless the Participant has previously specified, and not revoked, another form.

     IN WITNESS WHEREOF, IMC-Agrico MP, Inc. has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ____ day of ___________, 1993.



                                             IMC-AGRICO MP, INC.


                                             By _______________________________



(corporate seal)



ATTEST:



By ________________________